UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2024

CYBER APP SOLUTIONS CORP.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-41946	98-1585090
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Bering Drive Suite 875
Houston, Texas	77057
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 713 400-2987

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CYRB	OTC Pink Open Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported on the Current Report on Form 8-K filed on September 20, 2024 (the “Forbearance Form 8-K”), Cyber App Solutions Corp., a Nevada corporation (the “Company”), entered into that certain Forbearance and Settlement Agreement (the “Forbearance Agreement”) by and between Kips Bay Select LP, a Delaware limited partnership (“Kips Bay”) and Cyber One, Ltd., a Cayman Islands limited company (“Cyber One” and together with Kips Bay, the “Holders”), which was amended by that certain Amendment to Forbearance and Settlement Agreement, dated October 15, 2024 (the "First Amendment to Forbearance Agreement") and Second Amendment to Forbearance and Settlement Agreement, dated November 6, 2024 (the "Second Amendment to Forbearance Agreement"), as previously reported on the Current Reports on Form 8-K filed on October 22, 2024 and November 13, 2024, respectively (together, the “Amendment Form 8-Ks”), pursuant to which the Holders agreed to forbear from exercising certain of its rights and remedies available as a result of existing defaults and events of defaults, as previously disclosed, against the Company under the convertible promissory notes, dated November 21, 2023 (the “2023 Convertible Notes”) issued the Holders pursuant to the Securities Purchase Agreement, dated as of November 21, 2023 (the “SPA”).

On December 19, 2024, the Company entered into that certain Third Amendment to Forbearance and Settlement Agreement (the “Third Amendment to Forbearance Agreement” and together with the Forbearance Agreement, First Amendment to Forbearance Agreement and the Second Amendment to Forbearance Agreement, the “Amended Forbearance Agreement”) by and between the Holders. Pursuant to the Third Amendment to Forbearance Agreement, the Holders have agreed to further shift the dates and amounts of the cash payments due under the Amended Forbearance Agreement and to continue to forbear from exercising certain of its rights and remedies available as a result of existing defaults and events of defaults, as previously disclosed, against the Company under the 2023 Convertible Notes in exchange for (i) 7,500,000 shares of common stock to each Holder (the “Third Amendment Forbearance Shares”), provided that the Company will hold in abeyance any shares to either Holder exceeding the Maximum Percentage (as defined below) and (ii) $8,000,000 in cash to each of the Holders on January 31, 2025, which once issued and paid in accordance with the terms of the Amended Forbearance Agreement will result in a full and final settlement of the amounts owing under the 2023 Convertible Notes and the SPA to the Holders. The Third Amendment to Forbearance Agreement amended the 2023 Convertible Notes to include a beneficial ownership limitation that provides that the Holders cannot receive shares of common stock from the conversion of the 2023 Convertible Notes if such conversion would cause each Holder to become directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) of more than 9.99% (the “Maximum Percentage”) of the Company’s outstanding common stock. Each Holder may increase or decrease its Maximum Percentage by written notice to the Company, provided that such increase shall not be effective until the sixty-first (61st) day after delivery of such notice. The Company issued a portion of the Third Amendment Forbearance Shares on December 20, 2024 to get each Holder to its Maximum Percentage. Additionally, the Company has agreed to (i) not incur any additional debt until the Company’s common stock is listed for trading on a nationally recognized exchange or the full settlement of all obligations to the Holders and (ii) grant the Holders the right to appoint a representative who will have access to the Chief Executive Officer, Chief Financial Officer and the Board of Directors of the Company (the “Board”) and may attend each meeting of the Board until all covenants under the Third Amendment to Forbearance Agreement are fully and timely performed. The Holders have agreed that they will not convert any portion of the 2023 Convertible Notes prior to January 31, 2025.

This description of the Third Amendment to Forbearance Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Third Amendment to Forbearance Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. For more information about the terms of the Forbearance Agreement, the First Forbearance Agreement and the Second Forbearance Agreement, please see the Forbearance Form 8-K and the Amendment Form 8-Ks.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The Third Amendment Forbearance Shares to be issued to the Holders pursuant to the Third Amendment to Forbearance Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered pursuant to an exemption provided under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act. The Company will rely upon representations, warranties, certifications and agreements of the Holders in the Amended Forbearance Agreement in support of the satisfaction of the conditions contained in Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Third Amendment to Forbearance and Settlement Agreement, dated as of December 19, 2024, by and between Cyber App Solutions Corp. and Kips Bay Select LP and Cyber One, Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBER APP SOLUTIONS CORP.

Date: December 27, 2024	By:	/s/ Steven Looper
Steven Looper, Chief Executive Officer and President

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